STATE OF CALIFORNIA
                 BUSINESS, TRANSPORTSTION AND HOUSING AGENCY
                         DEPARTMENT OF CORPORATIONS

                                                           File No.  309-3033


Applicant:     SAVEYOUTIME.COM, INC.


                      CERTIFICATE OF ISSUANCE OF PERMIT

I,   DEMETRIOS A. BOUTRIS,     California Corporations Commissioner, hereby
certify:

1. By application filed January 30, 2003, applicant seeks qualification for the offer and sale of securities under section 25121 of the Corporate Securities Law of 1968, as amended.

2. The terms and conditions of the proposed offer and sale of securities are described in that application and the notice of Hearing executed on March 7, 2003.

3. At applicant's request and upon due notice to all persons to whom it is proposed to issue such securities, a hearing was held on March 26, 2003, before the Department of Corporations, upon the fairness of the terms and conditions of such offer and sale of securities. All proposed issuees had the right to appear.

4. The terms and conditions are fair and are approved. Qualification by permit for the offer and sale of such securities is effective the date hereof.


Dated:    Los Angeles, California
     March 26, 2003

                         DEMETRIOS A. BOUTRIS
STATE OF CALIFORNIA       California Corporations Commissioner
COMMISSIONER OF
CORPORATIONS SEAL         By /s/ Steve Kiang

                                    Steve Kiang
                                    Corporations Counsel

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                             STATE OF CALIFORNIA
                 BUSINESS, TRANSPORTATION AND HOUSING AGENCY
                         DEPARTMENT OF CORPORATIONS

                                                            File No. 309-3033

                                   PERMIT



                       THIS PERMIT IS PERMISSIVE ONLY
           AND DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT
                  OF THE SECURITIES PERMITTED TO BE ISSUED


Issuer:        SAVEYOUTIME.COM, INC



Is hereby qualified to offer, sell and issue the securities described in the application filed on January 30, 2003, and any amendments and supplements thereto to the date hereof, to the persons described in said application, for the considerations, uses and purposes, and in the manner set forth in said application. This qualification is effective for 12 months from the date hereof.


Dated:    Los Angeles, California
     March 26, 2003
                         DEMETRIOS A. BOUTRIS
STATE OF CALIFORNIA           California Corporations Commissioner
COMMISSIONER OF
CORPORATION SEAL         By: /s/ Steve Kiang

                         Steve Kiang
                         Corporations Counsel